[Letterhead of Cahill Gordon & Reindel LLP]

Exhibit 5.1

August 31, 2007

TriMas Corporation

39400 Woodward Avenue, Suite 130

Bloomfield Hills, Michigan 48304

Re:                               TriMas Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to TriMas Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as amended, with respect to up to 3,222,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company reserved for issuance under the TriMas Corporation 2002 Long Term Equity Incentive Plan and the TriMas Corporation 2006 Long Term Equity Incentive Plan (collectively, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

We wish to advise you that in our opinion the shares of Common Stock covered by the aforesaid Registration Statement, when issued pursuant to the Plans (assuming that the exercise price with respect to options will in every case be not less than the par value of such shares), will be validly issued, fully paid and nonassessable.

In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP